                                                                Exhibit 12.1

                            Computation of Ratios
                        Ratio of Earnings to Fixed Charges
                  Ratio of Adjusted Earnings to Fixed Charges


                                                                               Year ended December 31,
                                                    ---------------------------------------------------------------------------
                                                      1993            1994             1995              1996             1997
                                                     ------          ------           ------            ------           ------
Earnings:
Income before income taxes                          $  4,533        $  4,666         $ 17,494          $ 34,400        $ 13,686
Fixed charges                                          4,609           8,835            9,150             6,972          14,421
                                                    --------        --------         --------          --------        --------
  Total Earnings (1)                                $  9,142        $ 13,501         $ 26,644          $ 41,372        $ 28,107
                                                    --------        --------         --------          --------        --------
                                                    --------        --------         --------          --------        --------

Adjusted Earnings:
Income before income taxes                          $  4,533        $  4,666         $ 17,494          $ 34,400        $ 13,686
Fixed charges                                          4,609           8,835            9,150             6,972          14,421
Nonrecurring charges                                    -               -                 898               964          38,625
                                                    --------        --------         --------          --------        --------
  Total Adjusted Earnings (2)                       $  9,142        $ 13,501         $ 27,542          $ 42,336        $ 66,732
                                                    --------        --------         --------          --------        --------
                                                    --------        --------         --------          --------        --------
Fixed Charges:
Interest expense                                    $  1,989        $  6,151         $  5,499          $  2,831        $  8,972
Interest portion of rent expense                       2,620           2,684            3,651             4,141           5,449
                                                    --------        --------         --------          --------        --------
  Total Fixed Charges                               $  4,609        $  8,835         $  9,150          $  6,972        $ 14,421
                                                    --------        --------         --------          --------        --------
                                                    --------        --------         --------          --------        --------

Ratio of earnings to fixed charges                       2.0             1.5              2.9               5.9             1.9
                                                    --------        --------         --------          --------        --------
                                                    --------        --------         --------          --------        --------

Ratio of adjusted earnings to fixed
  charges                                                2.0             1.5              3.0               6.1             4.6
                                                    --------        --------         --------          --------        ---------
                                                    --------        --------         --------          --------        ---------

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     (1)  Sum of net earnings before provisions for income taxes and fixed charges.
     (2)  Sum of net earnings before nonrecurring charges,
          provisions for income taxes and fixed charges.